UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 17, 2022

Sun Pacific Holding Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-51935	90-1119774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Highway 9 South, Suite 388, Manalapan, New Jersey 07726
(Address of principal executive offices)

Registrant’s telephone number, including area code	732-845-0906

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Section 8 – Other Events

SNPW Subsidiary Sun Pacific Power Corp has engaged the services of Invictus Risk Solutions to Provide Insurance Wrap for $50 Million Funding of its Solar Manufacturing Plant

MANALAPAN, N.J., October 17, 2022 – Sun Pacific Holding Corp. (Other OTC: SNPW) announces that its wholly owned subsidiary, Sun Pacific Power (“SPP”) has engaged the services of Invictus Risk Solutions to assess the opportunity of providing an insurance wrap for a $50 million-dollar funding of the company’s planned US based solar manufacturing plant through Lloyds of London, London corporate, and other supporting insurance markets. The financing is commencing at this time and underwriting analysis of the project will determine feasibility, testing, and other market considerations.

Nicholas Campanella, CEO of Sun Pacific Holding Corp, stated, “As part of our renewable energy platform we move through our underwriting, analysis and feasibility study. We have identified property that will add high value to our platform of becoming a key solution in the solar industry while producing over 1GW of solar panels per year to our customers. This project should make an important contribution for the emerging solar industry in its fast-growing market.”

Mr. Campanella further added, “We are excited to be working with a strong team of advisors and underwriters who will provide our insurance wrap in cooperation with the State officials. The state’s team is providing a strong access to a labor force as well classifying our proposed property as a foreign trade zone designation.”

Paul Rowland, Senior Partner of Invictus Risk Solutions, stated:

“I was very impressed with Nick’s experience and strengths and by the detail and positivity of the Sun Pacific business plan. Accordingly, I am certain that we can find a way to provide a “best in class” and “best in market” service and solution. This will support the risk transfer structure that the Sun Pacific business model and funding require in the short term. In the long term, we hope to establish a strategic friendship and partnership going forward with Nick and his panel of other valued advisors.

The purpose of our engagement is to offer a bespoke suite of insurance products that “wrap” around the proposed investment and project.

Our singular goal is to protect all parties by advancing, amongst others, account receivable, construction, financial, liability, management, and operational elements to enhance and support the security of the proposed project.

By offsetting the risk, we seek to drive the enthusiasm and positivity of the proposed key funders to engage.”

About Sun Pacific Holding Corp.

Sun Pacific Holding Corp. (Other OTC: SNPW) uses management’s knowledge and experience to serve its customers and now its shareholders through quality service and equipment, working to keep customers satisfied, and by doing our part in protecting the environment with smart green technology. For more information, visit www.sunpacificholding.com.

About Invictus Risk Solutions

Invictus is an award-winning Client Advocate insurance, risk management, and securitization consultancy. The company continues to stand out above its competitors through a long-term strategy which is to provide the correct risk transfer solutions to evidence an attentive, knowledgeable, proactive, and professional service.

Created in February 2015, Invictus has received several industry and peer awards. The most recent awards were presented during the COVID years of 2020 – 2022. These recognize the consistently high level of bespoke, knowledgeable, and skillful solutions offered as a trusted advisor by Invictus to its Clients during a very difficult financial, humanitarian and geo-political environment and experience.

Safe Harbor and Forward-Looking Statements

This news release contains statements that involve expectations, plans or intentions (such as those relating to future expansion or financial results) and other factors discussed from time to time in the Company’s OTC Markets filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

IR Contact

Sun Pacific Holding Corp

345 Highway 9 South Suite 388

Manalapan, NJ 07726

Phone: +1 (888) 845-0242

Email: ir@sunpacificholding.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Pacific Holding Corp.
(Registrant)

Date:	October 17th, 2022
		By:	/s/ Nicholas Campanella
		Name:	Nicholas Campanella
		Title:	Director